Exhibit 99.1

AMERICREDIT REPORTS FOURTH QUARTER AND

FISCAL YEAR 2004 OPERATING RESULTS

•    4th quarter earnings of $0.51 per share

•    Executing growth plan

•    Improved credit results

FORT WORTH, TEXAS August 9, 2004 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $82.7 million, or $0.51 per share, for its fiscal fourth quarter ended June 30, 2004. AmeriCredit reported a net loss of $17.1 million, or $0.11 per share, for the same period a year earlier. For the fiscal year ended June 30, 2004, AmeriCredit reported net income of $227.0 million, or $1.42 per share, compared to earnings of $21.2 million, or $0.15 per share, for the fiscal year ended June 30, 2003.

“Fiscal 2004 was a transition year for AmeriCredit. Our performance during the fourth quarter caps a year of improving profitability and supports our goal of working toward an appropriate return on equity for our shareholders,” said AmeriCredit Chairman and CEO Clifton Morris. “We are right on target with our growth plans, our credit performance continues to improve, and our capital and liquidity position has never been stronger.”

Automobile loan purchases increased to $1.075 billion for the fourth quarter of fiscal year 2004, compared to $953.8 million in the March 2004 quarter and $686.9 million in the June 2003 quarter. Managed auto receivables totaled $11.923 billion at June 30, 2004.

Annualized net charge-offs totaled 5.1% of average managed auto receivables for the June 2004 quarter, compared to annualized net charge-offs of 7.4% for the June 2003 quarter and 6.6% for the March 2004 quarter.

Managed auto receivables 31-to-60 days delinquent were 6.3% of the portfolio at June 30, 2004, compared to 8.2% at June 30, 2003. Accounts more than 60 days delinquent were 2.3% of the portfolio at June 30, 2004, compared to 3.3% at June 30, 2003.

Unrestricted cash totaled $421.5 million at June 30, 2004, down $88.2 million from March 31, 2004. During the quarter, the Company retired $168 million of senior notes and purchased $32 million of common stock under the Company’s $100 million stock repurchase plan authorized by its Board of Directors in April 2004. The remainder of the authorization was completed by July 30, 2004.

Shareholders’ equity increased to $2.125 billion at June 30, 2004, compared to $1.881 billion at June 30, 2003, resulting in a managed assets-to-equity ratio of 5.6 at June 30, 2004, compared to 7.9 at June 30, 2003.

“In fiscal year 2005, we will continue to focus on execution in all areas of the Company while maintaining our strong capital position,” said AmeriCredit President Dan Berce. “We have ample liquidity to support our growth plans, and our financial flexibility will improve further as we receive substantial distributions from our old FSA-insured securitization program later this calendar year.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business. The forecasts for fiscal year 2005 incorporate, but are not limited to, the following assumptions:

•	$4.5 -$5.0 billion in new originations in fiscal year 2005 consistent with the plan to grow loan volumes 10-15% annually over time;

•	Maintain net interest margins on the managed portfolio in the 12-13% range compared to 12.5% for fiscal year 2004;

•	Focus on operating efficiencies as the portfolio size begins to stabilize later in fiscal year 2005 for an operating expense ratio of 2.5-3.0% of the managed portfolio;

•	Improve portfolio-level credit losses to 5.5-6.0% for fiscal year 2005 compared to 7.2% in fiscal year 2004;

•	Implementation of Statement of Position 03-3 on July 1, 2004. As the Company reported in April, this requires the dealer acquisition fee received at loan origination be recognized as a yield enhancement and accreted into income over time. Prior to July 1, 2004, this fee was nonaccretable and used to cover inherent losses in the portfolio, thereby reducing the provision for loan losses. This change is estimated to lower fiscal year 2005 earnings by approximately $48 million, or $0.30 per share.

The forecasts do not assume conversion of AmeriCredit’s $200 million contingent convertible notes into 10.7 million shares of common stock for the calculation of weighted average shares as proposed by EITF Issue No. 04-8. If implemented, this change would not effect net income, but is estimated to lower fiscal year 2005 earnings per share by $0.07 - $0.08.

Net income and EPS forecasts

12 mos. ending 6/30/05
Net income ($ millions)
Previous	$180 - $200
New	$230 - $250

Earnings per share
Previous	$1.09 - $1.21
New	$1.44 - $1.56

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Daylight Time. For a live Internet broadcast of this conference call, please go to the Company’s web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent auto finance company. Using its branch network and strategic alliances with auto groups and banks, the Company purchases retail installment contracts entered into by auto dealers with consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has more than one million customers and nearly $12 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the period ended June 30, 2003. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Finance charge income	$255,333	$202,796	$927,592	$613,225
Gain on sale of receivables	—	—	—	132,084
Servicing income (loss)	69,858	(14,236)	256,237	211,330
Other income	7,571	8,779	32,007	24,642

	332,762	197,339	1,215,836	981,281

Costs and expenses:
Operating expenses	67,863	73,223	325,753	373,739
Provision for loan losses	67,543	77,785	257,070	307,570
Interest expense	51,067	70,772	251,963	202,225
Restructuring charges	12,985	3,291	15,934	63,261

	199,458	225,071	850,720	946,795

Income (loss) before income taxes	133,304	(27,732)	365,116	34,486

Income tax provision (benefit)	50,624	(10,677)	138,133	13,277

Net income (loss)	$82,680	$(17,055)	$226,983	$21,209

Earnings (loss) per share:
Basic	$0.53	$(0.11)	$1.45	$0.15

Diluted	$0.51	$(0.11)	$1.42	$0.15

Weighted average shares	157,328,373	156,320,422	156,885,546	137,501,378

Weighted average shares and assumed incremental shares	161,137,846	156,320,422	159,630,695	137,807,775

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	June 30, 2004	March 31, 2004	June 30, 2003
Cash and cash equivalents	$421,450	$509,690	$316,921
Finance receivables, net	6,363,869	6,032,838	4,996,616
Interest-only receivables from Trusts	110,952	145,205	213,084
Investments in Trust receivables	528,345	576,855	760,528
Restricted cash – gain on sale Trusts	423,025	401,129	387,006
Restricted cash – securitization notes payable	482,724	429,954	229,917
Restricted cash – warehouse credit facilities	209,875	58,974	764,832
Property and equipment, net	101,424	106,121	123,713
Other assets	182,915	300,240	315,412

Total assets	$8,824,579	$8,561,006	$8,108,029

Warehouse credit facilities	$500,000	$767,486	$1,272,438
Whole loan purchase facility	—	—	902,873
Securitization notes payable	5,598,732	4,761,366	3,281,370
Senior notes	166,414	334,607	378,432
Convertible debt	200,000	200,000	—
Other notes payable	21,442	24,537	34,599
Funding payable	37,273	166,600	25,562
Accrued taxes and expenses	159,798	152,149	162,433
Derivative financial instruments	12,348	38,973	66,531
Deferred income taxes	3,460	81,290	103,162

Total liabilities	6,699,467	6,527,008	6,227,400

Shareholders’ equity	2,125,112	2,033,998	1,880,629

Total liabilities and shareholders’ equity	$8,824,579	$8,561,006	$8,108,029

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income (loss)	$82,680	$(17,055)	$226,983	$21,209
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,105	20,324	77,157	56,677
Provision for loan losses	67,543	77,785	257,070	307,570
Deferred income taxes	(78,856)	69,581	(109,871)	7,441
Accretion of present value discount	(32,552)	(13,981)	(100,235)	(99,351)
Impairment of credit enhancement assets	—	93,742	33,364	189,520
Non-cash gain on sale of receivables	—	—	—	(124,831)
Non-cash restructuring charges and other	5,890	2,027	11,002	44,433
Distributions from gain on sale Trusts, net of swap payments	90,018	(3,766)	338,296	140,836
Initial deposits to credit enhancement assets	—	—	—	(58,101)
Changes in assets and liabilities:
Other assets	121,219	(59,270)	85,061	(55,884)
Accrued taxes and expenses	1,366	(40,401)	(6,565)	(48,015)
Purchases, principal collections and sales of receivables held for sale	—	—	—	1,922,076

Net cash provided by operating activities	268,413	128,986	812,262	2,303,580

Cash flows from investing activities:
Purchase of receivables	(1,204,914)	(688,785)	(3,859,728)	(5,911,952)
Principal collections and recoveries on receivables	670,463	376,849	2,237,731	812,825
Purchases of property and equipment	(2,151)	(1,772)	(4,703)	(40,670)
Net change in restricted cash and other	(205,811)	(299,642)	357,531	(967,915)

Net cash used by investing activities	(742,413)	(613,350)	(1,269,169)	(6,107,712)

Cash flows from financing activities:
Net change in warehouse credit facilities	(267,486)	(991,109)	(772,438)	(479,223)
Net change in whole loan purchase facility	—	—	(905,000)	875,000
Net change in securitization notes	839,020	1,595,359	2,316,551	3,261,230
Net change in senior notes and other	(174,001)	(43,806)	(275,797)	(111,010)
Proceeds from issuance of convertible debt	—	—	200,000	—
Repurchase of common stock	(32,169)	—	(32,169)	—
Proceeds from issuance of common stock	20,266	2,597	30,046	482,345

Net cash provided by financing activities	385,630	563,041	561,193	4,028,342

Net (decrease) increase in cash and cash equivalents	(88,370)	78,677	104,286	224,210

Effect of Canadian exchange rate changes on cash and cash equivalents	130	111	243	362

Cash and cash equivalents at beginning of period	509,690	238,133	316,921	92,349

Cash and cash equivalents at end of period	$421,450	$316,921	$421,450	$316,921

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Loan originations	$1,075,484	$686,851	$3,474,407	$6,310,584
Loans securitized	1,664,080	1,947,680	4,819,940	6,487,873

Average on-book receivables	$6,595,442	$5,186,506	$6,012,085	$3,723,023
Average gain on sale receivables	5,541,432	10,200,346	7,169,743	12,013,489

Average managed receivables	$12,136,874	$15,386,852	$13,181,828	$15,736,512

	June 30, 2004	March 31, 2004	June 30, 2003
On-book receivables	$6,782,280	$6,413,435	$5,326,314
Gain on sale receivables	5,140,522	5,943,195	9,562,464

Managed receivables	$11,922,802	$12,356,630	$14,888,778

	June 30, 2004	March 31, 2004	June 30, 2003
On-book receivables:
Principal	$6,782,280	$6,413,435	$5,326,314
Allowance for loan losses and nonaccretable acquisition fees	(418,411)	(380,597)	(329,698)

	$6,363,869	$6,032,838	$4,996,616

	6.2%	5.9%	6.2%

(% of ending managed receivables)	June 30, 2004	March 31, 2004	June 30, 2003
Loan delinquency:
On-book:
31 - 60 days	4.2%	3.7%	4.7%
Greater than 60 days	1.6	1.3	1.8

Total	5.8%	5.0%	6.5%

Gain on sale:
31 - 60 days	9.0%	7.4%	10.1%
Greater than 60 days	3.4	2.7	4.2

Total	12.4%	10.1%	14.3%

Total portfolio:
31 - 60 days	6.3%	5.5%	8.2%
Greater than 60 days	2.3	2.0	3.3

Total	8.6%	7.5%	11.5%

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Net charge-offs: (1)
On-book	$52,051	$46,369	$255,134	$111,366
Gain on sale	101,631	236,241	691,928	915,291

	$153,682	$282,610	$947,062	$1,026,657

Net charge-offs as a percent of average managed receivables	5.1%	7.4%	7.2%	6.5%

(1)	Charge-offs for the periods ended after September 30, 2003, are not comparable to charge-offs for periods prior due to the change in the Company’s repossession charge-off policy implemented during the quarter ended December 31, 2003.

The Company evaluates the profitability of its lending activities based partly upon the net margin related to its managed auto loan portfolio, including on-book and gain on sale receivables. The Company uses this information to analyze trends in the components of the profitability of its managed auto portfolio. Analysis of net margin on a managed basis allows the Company to determine which origination channels and loan products are most profitable, guides the Company in making pricing decisions for loan products and indicates if sufficient spread exists between the Company’s revenues and cost of funds to cover operating expenses and achieve corporate profitability objectives. Additionally, net margin on a managed basis facilitates comparisons of results between the Company and other finance companies (i) that do not securitize their receivables or (ii) due to the structure of their securitization transactions, are not required to account for the securitization of their receivables as a sale. The Company routinely securitizes its receivables and prior to October 1, 2002, recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that all securitized receivables have not been sold and are still on the Company’s consolidated balance sheet. Accordingly, no gain on sale or servicing income would have been recognized. Instead, finance charges would be recognized over the life of the securitized receivables as earned, and interest and other costs related to the asset-backed securities would be recognized as incurred.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Finance charge income	$503,583	$633,186	$2,187,523	$2,662,249
Other income	15,327	19,231	67,754	69,794
Interest expense	(117,490)	(193,792)	(602,115)	(779,862)

Net margin	$401,420	$458,625	$1,653,162	$1,952,181

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Finance charge income	16.7%	16.5%	16.6%	16.9%
Other income	0.5	0.5	0.5	0.5
Interest expense	(3.9)	(5.0)	(4.6)	(5.0)

Net margin as a percent of average managed receivables	13.3%	12.0%	12.5%	12.4%

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Operating expenses	$67,863	$73,223	$325,753	$373,739
Operating expenses as a percent of average managed receivables	2.2%	1.9%	2.5%	2.4%
Tax rate	37.98%	38.50%	37.83%	38.50%

The following is a reconciliation of finance charge income as reflected on the Company’s consolidated income statements to the Company’s managed basis finance charge income:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Finance charge income per consolidated income statements	$255,333	$202,796	$927,592	$613,225
Adjustments to reflect finance charge income earned on receivables in gain on sale Trusts	248,250	430,390	1,259,931	2,049,024

Managed basis finance charge income	$503,583	$633,186	$2,187,523	$2,662,249

The following is a reconciliation of other income as reflected on the Company’s consolidated income statements to the Company’s managed basis other income:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Other income per consolidated income statements	$7,571	$8,779	$32,007	$24,642
Adjustments to reflect investment income earned on cash in gain on sale Trusts	1,735	2,157	7,618	10,716
Adjustments to reflect other income earned on receivables in gain on sale Trusts	6,021	8,295	28,129	34,436

Managed basis other income	$15,327	$19,231	$67,754	$69,794

The following is a reconciliation of interest expense as reflected on the Company’s consolidated income statements to the Company’s managed basis interest expense:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2004	2003	2004	2003
Interest expense per consolidated income statements	$51,067	$70,772	$251,963	$202,225
Adjustments to reflect interest expense incurred by gain on sale Trusts	66,423	123,020	350,152	577,637

Managed basis interest expense	$117,490	$193,792	$602,115	$779,862

Contact:

Investor Relations		Media Relations
Kim Pulliam	Jason Landkamer	John Hoffmann
(817) 302-7009	(817) 302-7811	(817) 302-7627